UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2021

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2021, Kaleyra, Inc., a Delaware corporation (“Kaleyra”), executed an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 18, 2020, by and among Kaleyra, its wholly-owned subsidiary, Volcano Merger Sub, Inc. (“Merger Sub”), Vivial Inc. (“Vivial”) and GSO Special Situations Master Fund LP, solely in its capacity as the Stockholder Representative (“Stockholder Representative”), for the acquisition of the business owned by Vivial known as mGage (“mGage”), a leading global mobile messaging provider, for $215 million (subject to certain customary adjustments) (the transactions contemplated by the Merger Agreement, the “Merger”). This Current Report on Form 8-K provides a summary of the Merger Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Merger. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms thereof, as applicable, copies of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated by reference herein.

Agreement and Plan of Merger

The below description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Kaleyra, Vivial, mGage or Merger Sub. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Kaleyra, Merger Sub or Vivial at the time they were made or otherwise and should only be read in conjunction with the other information that Kaleyra makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

The Merger

Pursuant to the terms of the Merger Agreement, Kaleyra will acquire mGage through the Merger of Merger Sub with and into Vivial, with Vivial surviving the merger as a wholly owned subsidiary of Kaleyra. In connection with the Merger, Vivial will form a wholly-owned subsidiary (“SpinCo”), into which it will transfer two other wholly-owned subsidiaries, Vivial Mobile LLC, a Delaware limited liability company, and Vivial Media LLC, a Colorado limited liability company, and its subsidiaries (the “Reorganization”). Following the Reorganization, Vivial will cause its stockholders to receive on a pro rata basis 100% of the shares of SpinCo common stock (the “Distribution”, and the Distribution together with the Reorganization is referred to as the “Separation”). As a result of and following the Separation, Vivial will solely own the business of mGage immediately prior to the consummation of the Merger.

At the effective time of the Merger (the “Effective Time”), each share of Vivial common stock, par value $0.01 per share (collectively, the “Vivial Common Stock”) issued and outstanding immediately prior to the Effective Time (including shares of Vivial Common Stock resulting from the conversion of restricted stock units prior to the Effective Time) will be cancelled and converted into and will thereafter represent the right to receive, without interest, in accordance with a schedule to be delivered by Vivial prior to the closing of the Merger, (i) the Estimated Per Share Merger Consideration plus (ii) such share’s Allocable Share of any Adjustment Amount distributed pursuant to the Merger Agreement and Adjustment Escrow Amount in accordance with an escrow agreement to be established for the Adjustment Escrow Amount plus (iii) its Allocable Share of any amount from the Stockholder Representative Expense Fund distributed. “Allocable Share” means with respect to each share of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in Vivial’s treasury or by Kaleyra or Merger Sub and the such amount of shares that are repurchased in accordance with Vivial’s existing Investor Rights Agreement)), a fraction (a) the numerator of which is one and (b) the denominator of which is the aggregate number of shares of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in Vivial’s treasury or by Kaleyra or Merger Sub). The “Adjustment Amount” means the Final Merger Consideration minus the Estimated Merger Consideration.

The “Merger Consideration” means an amount equal to (a) $195,000,000 minus (b) the amount of the Closing Debt plus (c) the amount of the Closing Cash plus (d) if the Closing Net Working Capital exceeds $7,500,000 (the “Net Working Capital Target”), the amount of such excess minus (e) if the Net Working Capital Target exceeds the Closing Net Working Capital, the amount of such excess minus (f) the Closing Company Transaction Expenses plus (g) $20,000,000 (the “Parent Common Stock Consideration Amount”); provided, however, in no event shall Closing Cash exceed $7,000,000 (the “Maximum Closing Cash Amount”). The “Estimated Merger Consideration” is the estimated calculation of the Merger Consideration that will be made by Vivial two business days prior to the anticipated date of closing of the Merger (the “Closing Date”) using the formula set forth in the prior sentence. The “Estimated Per Share Merger Consideration” means an amount equal to (x) the Closing Payment divided by (y) the aggregate number of shares of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the Vivial’s treasury or by Kaleyra or Merger Sub). The “Closing Payment” means the Estimated Merger Consideration minus $2,000,000 (the “Adjustment Escrow Amount”) minus $500,000 (the “Stockholder Representative Expense Fund”). “Final Merger Consideration” means the Merger Consideration finally determine by the parties following the adjustment process specified in the Merger Agreement.

The “Closing Cash” means the cash outstanding of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. The “Closing Debt” means the aggregate indebtedness outstanding of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. The “Closing Net Working Capital” means the Net Working Capital of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. “Net Working Capital” means: (a) current assets minus (b) current liabilities (including uncleared checks written by Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation), in each case determined in accordance with Vivial’s accounting principles. For the avoidance of doubt, Net Working Capital shall exclude long term assets and liabilities, and any items of Indebtedness, income taxes, deferred tax assets and liabilities, cash, Closing Company Transaction Expenses, and intercompany balances among Vivial, mGage and any of Vivial’s wholly owned subsidiaries that remain following the Separation.

The “Closing Company Transaction Expenses” means the Company Transaction Expenses outstanding on the Closing Date to the extent not paid by Vivial at 11:59 p.m. (New York Time) on the date immediately preceding the Closing Date. “Company Transaction Expenses” means all (a) expense reimbursement payable to any other bidders of the transactions contemplated by the Merger Agreement, (b) fees, costs, charges, expenses and obligations payable to Vivial’s advisors and other fees, costs, charges, expenses and obligations of professional service firms incurred by Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation in connection with the transactions contemplated by the Merger Agreement, the Separation and Distribution Agreement and the Distribution and Reorganization, in each case to the extent unpaid as of the Closing Date, (c) the amount of the aggregate of the Employee Payments, and all employer taxes related thereto, (d) the cost of terminating in full all obligations or liabilities under any advisory or similar affiliate agreements (if any), (e) all transfer taxes allocable to SpinCo under the Merger Agreement, (f) 50% of all other transfer taxes not expressly allocable to SpinCo, (g) 50% of the costs fees and expenses of obtaining, and relating to, a tail director and officer insurance policy, and (h) 50% of the fees to be paid for antitrust review of the Merger; provided, that Company Transaction Expenses shall not include any amounts (i) to the extent included in the calculation of the Adjustment Amount as Closing Debt, (ii) to the extent included as current liabilities in the calculation of Net Working Capital and (iii) any fees or expenses incurred by or on behalf of Kaleyra or Merger Sub in connection with the transactions contemplated by the Merger Agreement or any other transaction document, whether or not billed or accrued (including any fees and expenses of legal counsel, financial advisors, investment bankers, brokers and accountants of Kaleyra or Merger Sub). The “Employee Payments” means, without duplication, in respect of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation any payments in respect of (a) severance, change in control, retention, transaction or similar bonus, termination or similar amounts payable and (b) any payments in respect of equity-based compensation (including any profits interests), in each case of clause (a) or (b), payable to any person solely in connection with the closing of the Merger to the extent due and payable as of such closing.

The Parent Common Stock Consideration Amount shall be paid with the issuance of such number of shares of common stock of Kaleyra, par value $0.0001 per share (the “Parent Common Stock”) equal to (a) the Parent Common Stock Consideration Amount, divided by (b) $12.50, or a total of 1,600,000 shares of Parent Common Stock. The remainder of the Merger Consideration shall be paid in cash.

The Closing

The closing of the Merger will occur as promptly as practicable, but in no event later than two business days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, formation and authority, (b) capital structure, (c) authorization to enter into the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial statements, (g) real property, (h) material contracts, (i) title to assets, (j) absence of changes, (k) employee matters, (l) compliance with laws, (m) litigation, (n) transactions with affiliates and (o) regulatory matters.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Merger and efforts to satisfy the conditions to consummation of the Merger. The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for Kaleyra and Vivial to use their reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation as set forth in the Merger Agreement necessary for the consummation of the Merger and to fulfill the conditions to the Merger, and for the preparation and filing of a registration statement on Form S-4 (the “Registration Statement”) relating to the Merger and containing a proxy statement of Kaleyra (the “Proxy Statement”). Kaleyra also agreed that, from and after the closing of the Merger, neither Kaleyra, nor Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation nor any of their respective affiliates shall use the name “Vivial.” Prior to or at the Closing, Kaleyra shall use commercially reasonable efforts to obtain and bind an insurance policy in connection with the representations and warranties made by Vivial and the other provisions set forth in the Merger Agreement

Vivial Exclusivity Restrictions

Pursuant to the terms of the Merger Agreement, from the date of the Merger Agreement to the closing of the Merger or, if earlier, the termination of the Merger Agreement in accordance with its terms, Vivial has agreed, among other things, not to, directly or indirectly, (i) encourage, initiate, facilitate or engage in discussions or negotiations with, or enter into any proposal to acquire or merge with Vivial, mGage or the other subsidiaries of Vivial that remain following the Separation (an “Acquisition Proposal”), (ii) enter into or consummate any agreement with respect to any Acquisition Proposal or enter into any agreement requiring it to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or (iii) participate or engage in any way in any discussions or negotiations with, or furnish any information to, any person in connection with, or the making of any proposal that constitutes, or any would otherwise reasonably be expected to result in the making of, an Acquisition Proposal. Notwithstanding the foregoing, Vivial shall be permitted to engage in discussions or negotiations with respect to the Separation and Distribution or in disposition transactions with respect to SpinCo.

Conditions to Closing

The consummation of the Merger is subject to the fulfillment of certain conditions, as described in greater detail below.

Mutual Conditions

Under the terms of the Merger Agreement, the obligations of Vivial, Kaleyra and Merger Sub to consummate the Merger, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the closing of the Merger of the following conditions: (i) the stockholders of Vivial shall have delivered their written consent approving the Merger to Kaleyra; (ii) the proposals required under the continued listing standards of the NYSE American Stock Exchange to obtain the approval by Kaleyra’s stockholders of the issuance of Parent Common Stock that will be issued or issuable as part of the Financing (as defined below) and the Parent Common Stock Merger Consideration shall have been approved and adopted by the requisite affirmative vote of the stockholders of Kaleyra in accordance with the Proxy Statement, the Delaware General Corporation Law, Kaleyra’s Amended and Restated Certificate of Incorporation and Bylaws, and the rules and regulations of the NYSE American Stock Exchange; (iii) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1979, as amended (the “HSR Act”) shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained; (iv) the Reorganization and the Distribution shall have been consummated; (v) no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; (vi) all consents, approvals and authorizations set forth in the Merger Agreement shall have been obtained from and made with all governmental authorities; (vi) the Registration Statement shall have been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC; (vii) the shares of Parent Common Stock shall have been listed on the NYSE American Stock Exchange as of the Closing Date.

Kaleyra Conditions to Closing

Additionally, under the terms of the Merger Agreement, the obligations of Kaleyra and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the closing of the Merger of, among other customary closing conditions, (i) conditions pertaining to the accuracy of the representations and warranties made by Vivial; (ii) the performance by Vivial of its covenants ; and (iii) Kaleyra having received at the closing of the Merger all of the documents and certificates required to be delivered by Vivial.

Vivial Conditions to Closing

Additionally, under the terms of the Merger Agreement, the obligations of Vivial to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, (i) conditions pertaining to the accuracy of the representations and warranties made by Kaleyra and Merger Sub; (ii) the performance by Kaleyra and Merger Sub of each of their covenants ; and (iii) Vivial having received at the closing of the Merger all of the documents and certificates required to be delivered by Kaleyra and Merger Sub.

Termination

The Merger Agreement allows the parties to terminate the agreement if certain conditions described in the Merger Agreement are satisfied. Additionally, under the Merger Agreement, in certain circumstances, if Kaleyra terminates the Merger Agreement, it will be obligated to pay to Vivial, as liquidated damages in connection with any such termination, a fee in an amount equal to $11,825,000.

Stockholder Support Agreement

Kaleyra and two stockholders of Vivial owning a majority of the Vivial Common Stock (the “Key Company Stockholders”), concurrently with the execution and delivery of the Merger Agreement, have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which such Key Company Stockholders have agreed, among other things, to vote all of their shares of Vivial Common Stock in favor of the Merger Agreement and the Merger. The foregoing description of the Stockholder Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Parent Insider Support Agreement

Vivial and those stockholders of Kaleyra identified in the Parent Insider Support Agreement, concurrently with the execution and delivery of the Merger Agreement, have entered into the Parent Insider Support Agreement (the “Parent Insider Support Agreement”), pursuant to which the stockholders of Kaleyra who entered into such agreement have agreed, among other things, to vote (or execute and return an action by written consent), or cause to be voted at the stockholders’ meeting of Kaleyra (or validly execute and return and cause such consent to be granted with respect to), all of their shares of Parent Common Stock (subject to the right to be able to transfer a certain specified amount of shares) in favor of (A) the approval and adoption of the Merger Agreement and approval of the Merger, including the Merger, (B) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Kaleyra under the Merger Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (C) each of the proposals and any other matters necessary or reasonably requested by Kaleyra for consummation of the Merger. The foregoing description of the Parent Insider Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, and the terms of which are incorporated herein by reference.

PIPE Subscription Agreement

On February 18, 2021, Kaleyra entered into subscription agreements (the “PIPE Subscription Agreements”), each dated February 18, 2021, with certain institutional investors (the “PIPE Investors”), pursuant to which, among other things, Kaleyra agreed to issue and sell, in private placements to close immediately prior to the closing of the Merger, an aggregate of 8,400,000 shares (the “PIPE Shares”) of Kaleyra Common Stock to the PIPE Investors at $12.50 per share.

The obligations to consummate the subscriptions are conditioned upon, among other things, all conditions precedent to the closing of the transactions contemplated by the Convertible Note Subscription Agreements (as defined below) having been satisfied or waived, and the closing of the transaction contemplated by the PIPE Subscription Agreements occurring concurrently with the closing of the transactions contemplated by the Convertible Note Subscription Agreements.

Pursuant to the PIPE Subscription Agreements, Kaleyra agreed that, prior to the closing of the Merger, Kaleyra will file with the SEC (at Kaleyra’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “Resale Registration Statement”), and Kaleyra will use its commercially reasonable efforts to have the Resale Registration Statement declared effective upon the closing of the Merger, but no later than 60 calendar days (or 90 calendar days if the SEC notifies Kaleyra that it will not review the Resale Registration Statement) after the closing of the Merger, subject to customary conditions and covenants.

The foregoing description of the PIPE Subscription Agreements and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of PIPE Subscription Agreements, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Notes Subscription Agreements and Indenture

On February 18, 2021, Kaleyra also entered into convertible note subscription agreements (the “Convertible Note Subscription Agreements”), each dated February 18, 2021, with certain institutional investors (the “Note Investors”), pursuant to which Kaleyra agreed to issue and sell, in a private placements to close immediately prior to the closing of the Merger, $200,000,000 aggregate principal amount of unsecured convertible notes (the “Notes”). The issuance of the Notes, together with the issuance of the PIPE Shares, constitutes the “Financing.”

The Notes are to be issued under an indenture to be entered into in connection with the closing of the Merger, between Kaleyra and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “Indenture”).

The Notes will bear interest at a rate of 6.125% per annum, payable semi-annually, and be convertible into shares of Common Stock at a conversion price of $16.875 per share of Common Stock in accordance with the terms of the Indenture, and will mature five years after their issuance.

Kaleyra may, at its election, force conversion of the Notes after (i) first anniversary of the issuance of the Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Common Stock exceeds 150% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter and (ii) the second anniversary of the issuance of the Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Common Stock exceeds 130% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter. Following certain corporate events that occur prior to the maturity date or if Kaleyra forces a mandatory conversion, Kaleyra will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or has its notes mandatorily converted, as the case may be. In addition, in the event that a holder of the Notes elects to convert its Notes prior to the third anniversary of the issuance of the Notes, Kaleyra will be obligated to pay an amount equal to twelve months of interest, or if on or after such third anniversary of the issuance of the Notes, any remaining amounts that would be owed to, but excluding, the fourth anniversary of the issuance of the Notes (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash or shares of the Common Stock as set forth in the Indenture.

Kaleyra will be obligated to register the shares issuable upon conversion of the Notes. Kaleyra agreed that, prior to the consummation of the Merger (the “Convertible Note Resale Registration Filing Deadline”), Kaleyra will file with the SEC a registration statement (the “Convertible Note Resale Registration Statement”) registering the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Convertible Note Registrable Securities”), and Kaleyra will use its commercially reasonable efforts to have the Convertible Note Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies Kaleyra that it will “review” the Convertible Note Resale Registration Statement) following the Convertible Note Resale Registration Filing Deadline.

The foregoing description of the Convertible Note Subscription Agreements, the Indenture and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of Convertible Note Subscription Agreements and Indenture, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.4 and 10.5, respectively, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The PIPE Shares and the Notes to be issued in connection with the PIPE Subscription Agreement and the Convertible Note Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the proposed transaction between Vivial, mGage and Kaleyra and the Financing, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, and their consummation. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Kaleyra’s securities, (ii) the failure to satisfy the conditions to the consummation of the transactions, including the approval by the stockholders of Kaleyra of the issuance of shares as Merger consideration and for the PIPE Shares and Note investments by Kaleyra and the receipt of certain governmental and regulatory approvals, (iii) the inability to complete the Financing in connection with the transactions, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on Vivial’s and mGage’s business relationships, operating results and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Vivial and mGage and potential difficulties in Vivial and mGage employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against Vivial or mGage or against Kaleyra related to the Merger Agreement or the transactions, (vii) the ability to maintain the listing of Kaleyra’s securities on a national securities exchange, (ix) the price of Kaleyra’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Kaleyra plans to operate or mGage operates, variations in operating performance across competitors, changes in laws and regulations affecting Kaleyra’s or mGage’s business and changes in the combined capital structure, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xi) the risk of downturns and a changing regulatory landscape in the highly competitive communications platform as a services industry and (xii) the size and growth of the market in which Vivial, mGage and Kaleyra operate. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Kaleyra’s Annual Report on Form 10-K for the year ended December 31, 2019, Kaleyra’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, as amended, June 30, 2020 and September 30, 2020 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vivial, mGage and Kaleyra assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Vivial, mGage nor Kaleyra give any assurance that either mGage or Kaleyra or the combined company will achieve its expectations.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transaction, Kaleyra intends to file a combination proxy statement/prospectus registration statement on Form S-4 with the SEC. The proxy statement will be sent to the stockholders of Kaleyra. Kaleyra and Vivial also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Kaleyra are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Kaleyra and Vivial through the website maintained by the SEC at www.sec.gov.

The documents filed by Kaleyra with the SEC also may be obtained free of charge at Kaleyra’s website at https://www.kaleyra.com/ or upon written request to Kaleyra, c/o Kaleyra, Inc., Via Marco D’Aviano, 2, Milano MI, Italy.

Participants in Solicitation

Kaleyra and Vivial and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Kaleyra’s stockholders in connection with the proposed transaction. Information about Kaleyra’s directors and executive officers and their ownership of Kaleyra’s securities is set forth in Kaleyra’s filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Merger will be contained in the combination proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

2.1†	Agreement and Plan of Merger, dated as of February 18, 2021, by and among Kaleyra Inc., Volcano Merger Sub, Inc., Vivial Inc. and GSO Special Situations Master Fund LP, solely in its capacity as the Stockholder Representative.

10.1	Stockholder Support Agreement, dated as of February 18, 2021, by and among Kaleyra, Inc., and certain of the stockholders of Vivial Inc., as identified therein.

10.2†	Parent Insider Support Agreement, dated as of February 18, 2021, by and among each of the stockholders of Kaleyra, Inc. identified therein, and Vivial Inc.

10.3	Form of PIPE Subscription Agreement.

10.4	Form of Convertible Note Subscription Agreement.

10.5	Form of Indenture (included as Exhibit A to Exhibit 10.4).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2021

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President